424(b)(3)
                                                                        33-89510

AXA Equitable Life Insurance Company

SUPPLEMENT DATED NOVEMBER 27, 2006 TO THE EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION ("SAI") AND EQUI-VEST(R) VANTAGE(SM) SUPPLEMENT TO THE PROSPECTUS FOR:

SERIES 300 SEP AND SARSEP IRA AND SERIES 400 SIMPLE IRA CONTRACTS AND EQUI-VEST(R) VANTAGE(SM) CONTRACTS OFFERED IN THE STATE OF MASSACHUSETTS ONLY
--------------------------------------------------------------------------------

This Supplement modifies certain information contained in the above-referenced Prospectus and SAI, as supplemented to date (together, the "Prospectus"), as it relates to the following contracts offered by AXA Equitable Life Insurance Company ("AXA Equitable"):

For SEP and SARSEP IRA contract series 300; SIMPLE IRA contract series 400; and EQUI-VEST(R) Vantage(SM) contracts issued on or after November 27, 2006

The following information is added to the state table in "Appendix IV: State contract availability and/or variations of certain features and benefits" of the prospectus for SEP, SARSEP IRA series 300 and SIMPLE IRA series 400:


------------------------------------------------------------------------------------------------------------------------------------
 State           Features and benefits                    Contract type/Series/Effective Date     Availability or variation
------------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   See "Disability, terminal illness or     The change applies to SEP, SARSEP IRA   The disability, terminal illness or
                confinement to nursing home" in          series 300, SIMPLE IRA series 400       confinement to a nursing home
                "Charges under the contracts" under      contracts issued on or after November   withdrawal charge waiver is not
                "Charges and expenses"                   27, 2006.                               available.
------------------------------------------------------------------------------------------------------------------------------------

The following information is added to the state table in "Appendix II: State contract availability and/or variations of certain features and benefits" in the EQUI-VEST(R) Vantage(SM) supplement:


------------------------------------------------------------------------------------------------------------------------------------
 State           Features and benefits                    Contract type/Series/Effective Date      Availability or variation
------------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   See "Withdrawal Charge for               The change applies to EQUI-VEST(R)       The disability, terminal illness
                EQUI-VEST(R) Vantage(SM) Contracts" in   Vantage(SM) contracts issued on or after or confinement to a nursing home
                section 14 of this supplement            November 27, 2006.                       withdrawal charge waiver is not
                                                                                                  available.
------------------------------------------------------------------------------------------------------------------------------------

              Copyright 2006. AXA Equitable Life Insurance Company
                           1290 Avenue of the Americas
                               New York, NY 10104
                                 (212) 554-1234
All rights reserved. EQUI-VEST(R) is a registered servicemark and Vantage(SM) is a servicemark of AXA Equitable Life Insurance Company.


888-1408 (11/06)                                                137377 (11/06)
EV-Instit/Vantage  NewBiz                                                x01444

AXA Equitable Life Insurance Company

SUPPLEMENT DATED NOVEMBER 27, 2006 TO THE EQUI-VEST(R) (SERIES 800) PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION ("SAI") FOR:

SERIES 800 TRADITIONAL IRA, ROTH IRA AND NQ CONTRACTS OFFERED IN THE STATE OF MASSACHUSETTS ONLY
--------------------------------------------------------------------------------

This Supplement modifies certain information contained in the above-referenced Prospectus and SAI (together, the "Prospectus"), as it relates to the following contracts offered by AXA Equitable Life Insurance Company ("AXA Equitable"):

For Traditional IRA, Roth IRA and NQ contract series 800 issued on or after November 27, 2006

The following information is added to the state table in "Appendix V: State contract availability and/or variations of certain features and benefits" of the Prospectus:


---------------------------------------------------------------------------------------
 State                    Features/benefits/changes
---------------------------------------------------------------------------------------
MASSACHUSETTS            See "Disability, terminal illness or confinement to nursing
The following change     home" under "Withdrawal charge" in "Charges and
applies to Traditional   expenses"
IRA, Roth IRA and NQ
contracts issued on or
after November 27,
2006.
---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
 State                    Availability/variation
---------------------------------------------------------------------------------------
MASSACHUSETTS            The disability, terminal illness or confinement to a nursing
The following change     home withdrawal charge waiver is not available.
applies to Traditional
IRA, Roth IRA and NQ
contracts issued on or
after November 27,
2006.
---------------------------------------------------------------------------------------

              Copyright 2006. AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                (212) 554-1234
All rights reserved. EQUI-VEST(R) is a registered servicemark of AXA Equitable
                            Life Insurance Company.

888-1409 (11/06)                                                137376 (11/06)
EV-800  NewBiz                                                           x01445